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                                                                  Exhibit 10.20



                               FIRST AMENDMENT TO

                         1997 PERFORMANCE EQUITY PLAN OF

                         CARDINAL REALTY SERVICES, INC.


         WHEREAS, Lexford, Inc., formerly Cardinal Realty Services, Inc. (the "Company"), established the 1997 Performance Equity Plan of Cardinal Realty Services, Inc. (the "Plan") effective as of May 14, 1997; and

         WHEREAS, Section 16 of the Plan provides that the Plan may be amended at any time and from time to time by the Board of Directors of the Company (the "Board").

         NOW, THEREFORE, the Plan is amended effective as of October 15, 1997 as set forth below.

1.       The name of the Plan shall be changed to:

         "1997 Performance Equity Plan of Lexford, Inc."

2.       Section 2.3 shall be changed to read as follows:

         "Board" means the Board of Directors of Lexford, Inc.

3.       Section 2.8 shall be changed to read as follows:

         "Company" means Lexford, Inc.

4.       Section 2.19 shall be changed to read as follows:

         "Plan" means the 1997 Performance Equity Plan of Lexford, Inc.

5.       Section 2.20 shall be changed to read as follows:

         "Rabbi Trust" means the Lexford, Inc. executive Deferred Compensation Rabbi Trust.

6.       The last sentence of Section 8. Shall be replaced with the following:

"In addition, a Participant may make a written election to defer receipt of any or all dividends paid with respect to any Shares subject to a deferral election as described in this Section 8. until the time at which the Shares in respect of such dividends are payable become taxable to the individual. In order to be effective with respect to any dividend




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payable, such election must be made at least ten (10) days prior to the date that such dividend is declared by the Board. A Participant may elect to defer a percentage of any dividends payable, and to receive the remainder, provided that any such election shall be made in increments of ten percent (10%). To the extent that a Participant does not elect to defer any portion of cash dividends payable with respect to any Shares, such dividends shall be paid to the Participant when such Shares vest under the terms of this Plan or, if previously vested, when such cash dividends are paid with respect to such Shares. Prior to the time the Participant vests in Shares, cash dividends payable with respect to such Shares shall be automatically deferred into the Rabbi Trust, invested under the terms thereof, and to the extent not forfeited under the terms of this Plan, distributed in accordance with the foregoing."

7. All references to the Plan to "Lexreit" and to "Lexreit Shares" shall be deleted.




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